UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2023

WEJO GROUP LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-41091	98-1611674
(State or Other Jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

Canon’s Court
22 Victoria Street
Hamilton	Bermuda	HM12
(Address of Principal Executive Offices)		(Zip Code)
+44 8002 343065
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common Share, par value $0.001 per share	WEJO	The NASDAQ Stock Market LLC

Warrants, each whole warrant exercisable for one share of common shares at an exercise price of $11.50	WEJOW	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03 Bankruptcy or Receivership.

As previously disclosed on July 18, 2023, Wejo Limited, an indirect, wholly-owned subsidiary of Wejo Group Limited (the “Company”), appointed Andrew Poxon and Hilary Pascoe of Leonard Curtis Recovery Limited as joint administrators of Wejo Limited (“Joint Administrators”) and a Notice of Appointment of an Administrator (“NOA”) was filed in the High Court of Justice Business and Property Courts in Manchester (the “UK Court”) in accordance with the requirements of Paragraph 29 of Schedule B1 to the Insolvency Act 1986 and rule 3.24 of the Insolvency (England and Wales) Rules 2016.

On September 12, 2023, the Notice of Administrator’s Proposal (“Administrators Proposal”) prepared by the Joint Administrators was published on the Companies House website by way of Form AM03. Companies House is the executive agency of the British Government that maintains the register of companies, employs the company registrars and is responsible for incorporating all forms of companies in the United Kingdom. The Administrators Proposal is set out as Exhibit 1 to this Form 8K.

The Company continues to evaluate whether it will file ancillary insolvency proceedings for all of its other companies in the group in other jurisdictions, including in the United States and Bermuda.

The Company cautions that trading in the Company’s securities during the Administration proceedings is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery by holders of the Company’s securities after completion of Administration proceedings.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this communication are forward-looking statements. These forward-looking statements generally are identified by the words “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “opportunity,” “plan,” “potential,” “project,” “representative of,” “scales,” “should,” “strategy,” “valuation,” “will,” “will be,” “will continue,” “will likely result,” “would,” and similar expressions (or the negative versions of such words or expressions). Forward-looking statements are based on current assumptions, estimates, expectations, and projections of the Company’s management and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including, but not limited to: (i) Wejo Limited’s filing of a Second Notice of Intent with the UK Court; (ii) the appointment of administrators over the affairs of Wejo Limited; (iii) any further insolvency-related proceedings that may be filed by the Company or its subsidiaries; (iv) the Company’s ability to obtain approval from the UK Court with respect to motions or other requests made to the UK Court throughout the course of the UK insolvency proceedings; (v) the ability to maintain the listing of the Company’s Public Securities on the Nasdaq; (vi) the Public Securities’ potential liquidity and trading; (vii) the Company’s ability to continue as a going concern; and (viii) the Company’s ability to successfully implement cost-reduction initiatives.

The foregoing list of factors that may affect the business, financial condition or operating results of the Company is not exhaustive. Additional factors are set forth in its filings with the SEC, and further information concerning the Company may emerge from time to time. In particular, you should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s (i) Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC April 3, 2023, (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 22, 2023, and (iii) other documents filed or to be filed by the Company with the SEC. There may be additional risks that the Company does not presently know or that it currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Readers are urged to consider these factors carefully in evaluating these forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in their expectations with respect thereto or any change in events, conditions, or circumstances on which any statement is based, except as required by law, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1	Companies House Administrator’s Report, dated September 1, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Dated: September 18, 2023

Wejo Group Limited

By:	/s/ John T. Maxwell
John T. Maxwell
Chief Financial Officer and Director